EXHIBIT 16.1

February 3, 2014

Office of the Chief Accountant
Securities and Exchange Commission
460 Fifth Street N. W.
Washington, DC 20549

Re:          E-Waste Systems, Inc.
Commission File Number 333-165863

Dear Sirs:

We are in agreement with the statements being made by E-Waste Systems, Inc. in its Form 8-K dated May 20, 2013.  We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

Sincerely,

/s/ Sadler, Gibb & Associates, LLC
       Sadler, Gibb & Associates, LLC